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                                                                   Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports dated March 30, 2001, included on pages F-2 and S-1 of the 2000 Annual Report to Shareholders on Form 10-K of UroCor, Inc., into the previously filed Registration Statements on Form S-8 (File No. 333-16075, 333-58013, 333-58015 and 333-58017, 333-44716, 333-44718) of UroCor, Inc.


                                       ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
March 30, 2001